Exhibit A


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Tarrant Apparel Group, and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 14th day of February, 2007.


GMM CAPITAL LLC

By: /s/ Isaac Dabah
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Name:  Isaac Dabah
Title: Executive Director



GMM TRUST

By: /s/ Isaac Dabah
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Name:  Isaac Dabah
Title: Trustee


STERLING MACRO FUND

By: /s/ Isaac Dabah
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Name:  Isaac Dabah
Title: Director